UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 15, 2008

BIG CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870	61-1500382
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	No.)	ID)

201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 685-3122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-
12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure

Gillette, Wyoming, December 15, 2008 - Big Cat Energy Corporation, (OTCBB: BCTE), today announced that Continental Production Company, LLC, contract operator for an undisclosed leaseholder, will start an aggressive 49 well project in the Powder River Basin of Wyoming. Continental, together with the leaseholder, has designated two areas to install ARID tools for testing. These pilot wells will determine the viability of the ARID process for the remaining wells in each project area. Big Cat Energy has started the permitting process for all 49 wells. Once the pilot wells test data has been collected, and Continental’s engineers and the leaseholder have confirmed that the ARID tools are performing to expectation, the remaining ARID tools will be installed at the operator’s and leaseholder’s discretion.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description

	99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 15th day of December, 2008.

BIG CAT ENERGY CORPORATION

BY:   RICHARD G. STIFEL
         Richard G. Stifel, Principal Accounting
         Officer and Principal Financial Officer